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                                                                    Exhibit 11.1

                                C. BREWER HOMES, INC.

                   COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
             (IN THOUSANDS, EXCEPT FOR EARNINGS (LOSS) PER COMMON SHARE)


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


                                                                       Quarters Ended               Half Years Ended
                                                                  -------------------------     -------------------------
                                                                 September 30,  September 30,  September 30,  September 30,
                                                                     1996            1995          1996           1995
                                                                  ----------      ---------     ----------      ---------
Class A Common Stock . . . . . . . . . . . . . . . . . . .

   Shares issued and outstanding . . . . . . . . . . . . .           2,885          2,658          2,658          2,658

Class B Common Stock . . . . . . . . . . . . . . . . . . .

   Shares issued and outstanding . . . . . . . . . . . . .           5,451          5,678          5,678          5,678

   Treasury stock purchased in July 1995 . . . . . . . . .              (4)            (3)            (2)            (2)
                                                                  ----------      ---------     ----------      ---------

Weighted average number of common shares outstanding . . .           8,332          8,333          8,332          8,334
                                                                  ----------      ---------     ----------      ---------
                                                                  ----------      ---------     ----------      ---------

Net income (loss). . . . . . . . . . . . . . . . . . . . .      $      (82)     $     327     $     (347)     $    (193)
                                                                  ----------      ---------     ----------      ---------
                                                                  ----------      ---------     ----------      ---------

Earnings (loss) per common share . . . . . . . . . . . . .      $    (0.01)     $    0.04     $    (0.04)     $   (0.02)
                                                                  ----------      ---------     ----------      ---------
                                                                  ----------      ---------     ----------      ---------

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